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10/13/04--01052--008 **43.75

FILED
04 OCT 13 PM 2:30
SECRETARY OF STATE
TALLAHASSEE, FLORIDA

Amended/Restated

10-22-04

COVER LETTER

TO: Amendment Section
Division of Corporations

NAME OF CORPORATION: RESORT CLUBS INTERNATIONAL, INC.

DOCUMENT NUMBER: ~~P95000004794~~

The enclosed ***Articles of Amendment*** and fee are submitted for filing.

Please return all correspondence concerning this matter to the following:

JOHN D. SHEARER
(Name of Contact Person)

RESORT CLUBS INTERNATIONAL, INC.
(Firm/ Company)

8825 Perimeter Park Blvd., Suite 502
(Address)

JACKSONVILLE, FL 32216
(City/ State/ and Zip Code)

For further information concerning this matter, please call:

JOHN D. SHEARER at (832) 414-7465
(Name of Contact Person) (Area Code & Daytime Telephone Number)

Enclosed is a check for the following amount:

- ☑ $35 Filing Fee
- ☑ $43.75 Filing Fee & Certificate of Status
- ☐ $43.75 Filing Fee & Certified Copy (Additional copy is enclosed)
- ☐ $52.50 Filing Fee Certificate of Status Certified Copy (Additional Copy is enclosed)

Mailing Address
Amendment Section
Division of Corporations
P.O. Box 6327
Tallahassee, FL 32314

Street Address
Amendment Section
Division of Corporations
409 E. Gaines Street
Tallahassee, FL 32399

ARTICLES OF AMENDMENT TO
&
RESTATED and AMENDED TO

FILED
04 OCT 13 PM 2:30
SECRETARY OF STATE
TALLAHASSEE, FLORIDA

ARTICLES OF INCORPORATION
OF

RESORT CLUBS INTERNATIONAL, INC.

PURSUANT TO THE PROVISIONS OF SECTION 607.1006, FLORIDA STATUTES, THIS FLORIDA PROFIT CORPORATION ADOPTS THE FOLLOWING ARTICLES OF AMENDMENT TO AND RESTATEMENT OF ITS ARTICLES OF INCORPORATION:

The Corporation's Certificate of Incorporation is hereby Amended and Restated as follows:

FIRST: That the name of the corporation shall be:

RESORT CLUBS INTERNATIONAL, INC.

SECOND: The resident agent is John D. Shearer 8825 Perimeter Park Blvd., Suite 502, Jacksonville, Fl 32216, but the corporation may maintain offices, agencies, and places of business in any other state in the United States and in foreign countries without restriction as to place, and the corporation may keep such books, papers, and records of the corporation as are not required by law to be kept within the State of Florida, and as the directors may find convenient in such offices, agencies, and places of business.

THIRD: The nature of the business to be transacted and the objects and purposes to be promoted and carried on by the corporation shall be to engage in any and all lawful activities.

FOURTH: The amount of the authorized capital stock of the corporation is five hundred million (500,000,000) shares of common stock and twenty million (20,000,000) shares of preferred stock, with the par value and voting restrictions set forth below in Articles FIFTH and SIXTH. The common and the preferred stock shall be entitled to all the same rights and privileges except for the voting restrictions set forth below in Articles FIFTH and SIXTH.

No stockholder of the corporation shall by reason of holding shares in the corporation possess a preemptive and preferential right to purchase or subscribe to shares of any class of this corporation, now or hereafter to be authorized, or any notes, debentures, bonds or other securities convertible into or carrying options or warrants to purchase of any class, now or hereafter to be authorized.

FIFTH: The aggregate number of shares of common stock which this corporation shall have authority to issue shall be five hundred million (500,000,000) shares at par value of one hundredth of one cent ($.0001) per share. The common stock of the corporation that is issued and outstanding shall be entitled to vote fifty percent (50%) of the stockholder voting rights. Each holder of common stock shall be entitled to one vote for each share of common stock held.

SIXTH: The aggregate number of shares of preferred stock which this corporation shall have authority to issue shall be twenty million (20,000,000) shares at par value of one hundredth of one cent ($.0001) per share. The preferred stock shall be divided into Series "A" preferred stock, Series "B" preferred stock, and Series "C" preferred stock which shall have all the same rights and privileges except voting rights as expressly set forth below:

(a) Series "A" preferred stock which shall consist of ten million (10,000,000) shares, shall have no voting rights.

(b) Series "B" preferred stock which shall consist of nine million nine hundred ninety thousand (9,990,000) shares, shall have no voting rights.

(c) Series "C" preferred stock which shall consist of ten thousand (10,000) shares, shall be entitled to vote fifty percent (50%) of the stockholders' voting rights. Each holder of preferred stock Series "C" shall be entitled to one (1) vote for each share of preferred stock, Series "C", held.

SEVENTH: Authorized stock may be issued from time to time without action by the stockholders for such consideration as may be fixed from time to time by the Board of Directors, and shares so issued, the consideration for which have been paid or delivered, shall he deemed fully paid stock and the holder of such shares shall not be liable for any further payment thereon.

The capital stock of this corporation, after the amount of the subscription price or par value has been paid in, shall not be subject to assessment to pay debts of the corporation and no paid up stock and no stock issued as fully paid shall ever be assessable or assessed and the Articles of Incorporation shall not be amended in this particular.

EIGHTH: The members of the governing board shall be known as directors and the number thereof shall be at least one (1), with the exact number and terms of office to be fixed by the bylaws of the corporation; provided, that at least one-fourth (1/4) of the members of the Board of Directors shall he chosen annually by the shareholders of the corporation.

The name and address of the first Board, consisting of one (1) director, is as follows:

NAME	ADDRESS
Robert W. Johnson	8825 Perimeter Park Blvd., Suite 502 Jacksonville, Fl 32216

NINTH: The name and address of the officers, is as follows:

NAME		ADDRESS
Robert W. Johnson	President	8825 Perimeter Park Blvd., Suite 502 Jacksonville, Fl 32216
John D. Shearer	Secretary	8825 Perimeter Park Blvd., Suite 502 Jacksonville, FL 32216

TENTH: This corporation is to have perpetual existence.

ELEVENTH: A director or officer of the corporation shall not be liable to the corporation or its shareholders for damages for breach of fiduciary duty as a director or officer except for liability that, by express provision of the Florida Statues, as amended and in effect of Florida having similar import and effect, cannot be eliminated.

TWELFTH: The SIXTH and ELEVENTH Articles shall not be amended or repealed except by vote of the holders of two-thirds (2/3) of all the issued and outstanding shares of each class of the capital stock of this corporation that are entitled to vote.

THIRTEENTH: In furtherance, and not in limitation of the power conferred by statute, the Board of Directors is expressly authorized:

Subject to the bylaws, if any, adopted by the stockholders, make, alter or amend the bylaws of the corporation;

To fix the amount to be reserved as working capital over and above its capital stock paid in; to authorize and cause to be executed mortgages and liens upon the real and personal property of this corporation.

From time-to-time, to determine whether, and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of this corporation (other that the original or duplicates stock ledger), or any of them, shall be open to inspection of stockholders, and no stockholder shall have any right of inspection any account, book or document of this corporation except as conferred by statute, unless authorized by a resolution of the stockholders or directors;

To indemnify any person who was or is a party or is threatened to be made a party to any pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the Corporation, by reason of the fact that he is or was an officer, director, employee or agent of the Corporation, or is or was serving at the request of the Corporation as an officer, director, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner in which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. To indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation (derivative actions) to procure a judgment in its favor by reason of the fact that he is or was an officer, director, employee or agent of the Corporation, or is or was serving at the request of the Corporation as an officer, director, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the Corporation. No officer, director, employee or agent of the Corporation may be indemnified in a derivative action for any claim, issue or matter as to which such person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals, to be liable to the Corporation or for amounts paid in settlement to the Corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnify for such expenses as the court deems proper;

Determination that indemnification of an officer or director is improper must be made by the shareholders or by majority vote of a quorum of directors who were not parties to the act, suit or proceeding.

This corporation may, in its bylaws, confer powers upon its directors in addition to the foregoing, and in addition to the powers and authorities expressly conferred upon them by statute.

FOURTEENTH: Both stockholders and directors shall have power, if the bylaws so provide, to hold their meetings, and to have one or more offices within or without the State of Florida, and to keep the books of this corporation (subject to the requirements of the Florida Statues) outside of the State of Florida at such places as may from time-to-time be designated by the Board of Directors.

FIFTEENTH. This corporation reserves the right to amend, alter, change, or repeal any provision contained in these Articles of Incorporation, in the manner now or hereafter prescribed by statute or by these Articles of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

THE UNDERSIGNED, being the sole officer and director of the incorporator hereinbefore named for the purpose of forming a corporation to do business both within and without the State of Florida and in pursuance of the Florida Statues and the acts amendatory thereof and supplemental thereto, does make and file this certificate, hereby declaring and certifying that the facts herein stated are true.

IN WITNESS WHEREOF, The aforementioned Amendment to and Restatement of the Articles of Incorporation was duly adopted by the Board of Directors on the 12th day of August 2004 without shareholder action and shareholder action was not required pursuant to section 607.0602, Florida Statutes.

John D. Shearer

By: [signature]
John D. Shearer, Secretary

STATE OF FLORIDA)

COUNTY OF BROWARD)

On August 12, 2004, personally appeared before me, a Notary Public, John D. Shearer personally known to me to be the person whose name is subscribed to the foregoing ARTICLES OF INCORPORATION, who acknowledged to me that he executed the foregoing document.

KAREN DIAMOND
MY COMMISSION # DD 332684
EXPIRES: June 27, 2008
Bonded Thru Notary Public Underwriters

[signature]
Notary Public, State of Florida at Large